UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

(Address of principal executive offices, including zip code)

888-622-1218

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2023, Future FinTech (Hong Kong) Limited (“Buyer”), a company incorporated in Hong Kong and a wholly owned subsidiary of Future FinTech Group Inc. (the “Company”) entered into a Share Transfer Agreement (the “Agreement”) with Alpha Financial Limited, a company incorporated in Hong Kong (“Seller”) and sole owner and shareholder of Alpha International Securities (Hong Kong) Limited, a company incorporated in Hong Kong ("Alpha HK") and Alpha Information Service (Shenzhen) Co., Ltd., a company incorporated in China (“Alpha SZ”).

Pursuant to Agreement, the Buyer agreed to acquire all issued and outstanding shares of Alpha HK and Alpha SZ (the “Alpha Shares”) from the Seller in cash for a total of HK$15,659,949 (approximately $2,007,686). Pursuant to the terms of the Agreement, the parties agreed: (i) the purchase price of all issued and outstanding shares of Alpha HK (the “HK Shares”) shall be HK$ 14,010,421 (approximately $1,796,208 and the “HK Purchase Price”); (ii) the purchase price of all issued and outstanding shares of Alpha SZ (the “SZ Shares”) shall be HK$1,649,528 (approximately $211,478, the “SZ Purchase Price”, together with HK Purchase Price as the “Total Purchase Price”); (iii) 50% of the Total Purchase Price shall be paid to the Seller within 5 working days after the formal signing of the Agreement; (iv) the remaining 50% shall be paid within 5 working days after Buyer receives the approval notice from Hong Kong Securities and Futures Commission (“HKSFC”) for the transfer of HK Shares prior to December 31, 2023 (or such later date as the parties may mutually agree in writing); (v) if the HKSFC fails to give such approval within 365 days of this Agreement, Seller shall refund the amount paid by the Buyer under this Agreement within 3 working days after the earlier of receiving the notice of failure or the expiration of 365 days unless Buyer and Seller mutually have agreed to extend such deadline; and (vi) if the failure to obtain the approval from HKSFC is attributable to a material breach of the Agreement by the Buyer or fraud or willful malfeasance on the part of the Buyer, the amount of the Total Purchase Price theretofore paid will not be refunded.

Ms. Ying Li, a director of the Board of Directors and vice president of the Company is a minority shareholder of the parent company of Alpha International Financial Holdings Limited (“Alpha International”), which is the sole shareholder of the Seller. Ms. Li has served as a director of Alpha International since February 5, 2020, and as a director of Alpha HK since September 9, 2020.

The foregoing description of the Share Transfer Agreement is not complete and is qualified in its entirety by reference to the full text of the Share Transfer Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01 Other Events

On March 1, 2023, the Company issued a press release announcing the Share Transfer Agreement described in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 to this Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Document
10.1	Share Transfer Agreement by and between Future FinTech (Hong Kong) Limited and Alpha Financial Limited dated February 27, 2023.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: March 1, 2023	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

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